Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Selina Hospitality PLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Newly Registered Securities
Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, $0.005064 nominal value	Rule 457(c) and Rule 457 (h)	5,487,425 (3)	$3.58	$19,644,981.50	$110.20 per $1,000,000	$2,164.88
Equity	Ordinary Shares, $0.005064 nominal value	Rule 457(c) and Rule 457 (h)	11,114,553 (4)	$3.58	$39,790,099.74	$110.20 per $1,000,000	$4,384.87
Equity	Ordinary Shares, $0.005064 nominal value	Rule 457(c) and Rule 457 (h)	2,907,790 (5)	$3.58	$10,409,888.20	$110.20 per $1,000,000	$1,147.17

Total Offering Amounts					$69,844,969.44		$7,696.92
Total Fee Offsets							$0.00
Net Fee Due							$7,696.92

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall cover any shares of the registrant’s ordinary shares, $0.005064 par value (the “Ordinary Shares”) that becomes issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Ordinary Shares.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Ordinary Shares as reported on The Nasdaq Global Market on February 6, 2023.

(3)	Represents 5,487,425 Ordinary Shares reserved for issuance under the Selina Hospitality PLC Amended and Restated 2018 Global Equity Incentive Plan.
(4)	Represents 11,114,553 Ordinary Shares reserved for issuance under the Selina Hospitality PLC 2022 Omnibus Equity Incentive Plan.
(5)	Represents 2,907,970 Ordinary Shares reserved for issuance under the Selina Hospitality PLC 2022 Employee Share Purchase Plan.